Exhibit 99.1

ICAHN ENTERPRISES L.P. ANNOUNCES PRICING TERMS FOR RIGHTS OFFERING

(New York, New York, February 6, 2017) – Icahn Enterprises L.P. (NASDAQ: IEP) (“Icahn Enterprises”) announced today that it has set the pricing terms for its previously announced rights offering. Pursuant to the rights offering, Icahn Enterprises will distribute transferable subscription rights pro rata to the holders of record of its depositary units as of the close of business on February 6, 2017, the record date. Icahn Enterprises’ depositary unitholders will receive 0.07718 rights for each depositary unit held as of the record date. Each whole right will entitle the holder to acquire one newly issued depositary unit of Icahn Enterprises at a subscription price of $53.71. In addition, holders of rights will be entitled to subscribe for additional depositary units that remain unsubscribed as a result of any unexercised subscription rights. Icahn Enterprises intends to distribute the rights to the record date unitholders on February 9, 2017.

Icahn Enterprises’ depositary units are currently traded on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “IEP.” Icahn Enterprises expects that the depositary units issued in the rights offering will also be listed on NASDAQ under the same symbol. The rights are transferable and have been approved for listing on NASDAQ under the symbol “IEPRR.” The rights are expected to trade from February 6, 2017 until the close of NASDAQ on February 22, 2017, the expiration date of the rights offering, unless Icahn Enterprises extends the offering period.

No fractional depositary units will be issued in the rights offering. The number of depositary units to be issued upon exercise by a unitholder of its rights will be rounded to the nearest whole depositary unit to eliminate fractional depositary units.

Icahn Enterprises has filed a registration statement on Form S-3 with the Securities and Exchange Commission that registers the rights and the new depositary units. The registration statement was declared effective on October 7, 2016.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

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Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the funds we manage, losses in the funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; risks related to the listing of the rights and the liquidity of the trading market for the rights; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contact:

SungHwan Cho

Chief Financial Officer

212-702-4300